                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  -----------

      Date of Report (Date of earliest event reported): December 11, 1996

                          Hollinger International Inc.
               (Exact name of registrant as specified in charter)

        Delaware                    0-24004                 95-3518892
     (State or other              (Commission             (IRS employer
 jurisdiction of incorp.)         file number)          identification no.)


        401 North Wabash Avenue,
           Chicago, Illinois                              60611
(Address of principal executive office)                 (Zip code)

Registrant's telephone number, including area code: (312) 321-2299

     Pursuant to Item 7(a)(4) and (b)(2) of Form 8-K Hollinger International Inc. amends and restates Item 7 in its entirety as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial statements of businesses acquired.

         Southam Inc.
             Auditors' Report
             Consolidated Balance Sheets as of
               December 31, 1995 and September 30, 1996
               (unaudited)
             Consolidated Statements of Income for the
               Year Ended December 31, 1995 and the Nine
               Months Ended September 30, 1996
               (unaudited)
             Consolidated Statements of Changes in
               Financial Position for the Year Ended
               December 31, 1995 and the Nine Months
               Ended September 30, 1996 (unaudited)
             Notes to the Consolidated Financial
               Statements

     (b) Pro forma financial information.

         Hollinger International Inc. and Subsidiaries,
             Pro Forma Condensed Consolidated Balance Sheet as of
               September 30, 1996 (Unaudited)
             Pro Forma Condensed Consolidated Statement of Operations
               for the Nine Months Ended September 30, 1996 (Unaudited)
             Pro Forma Condensed Consolidated Statement of Operations
               for the Year Ended December 31, 1995 (Unaudited)
             Notes to Pro Forma Condensed Consolidated Financial
               Statements (Unaudited)

     (c) Exhibits.

         23.1          Consent of KPMG

                                AUDITORS' REPORT

To the Board of Directors of
   SOUTHAM INC.


        We have audited the consolidated balance sheet of Southam Inc. as at December 31, 1995 and the consolidated statements of income, deficit and changes in financial position for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995 and the results of its operations and the changes in its financial position for the year ended December 31, 1995 in accordance with generally accepted accounting principles.

        Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States. A description of certain significant differences, as applicable to the Company, is included in note 16 to the consolidated financial statements.


KPMG
Chartered Accountants
Toronto, Canada
February 22, 1996 except to Note 16 which is as of February 18, 1997

CONSOLIDATED BALANCE SHEETS


                                                                        December 31,         September 30,
(thousands of Canadian dollars)                                             1995                 1996
                                                                          --------             --------
                                                                                              (unaudited)
ASSETS
Current assets
   Cash and short-term investments                                         $11,932              $69,860
   Accounts receivable                                                     170,618              143,290
   Income taxes recoverable                                                  6,129                   --
   Inventories (note 3)                                                     23,851               17,002
   Prepaid expenses                                                         16,536               11,950
                                                                          --------             --------
                                                                           229,066              242,102
                                                                          --------             --------
Investments (note 4)
   Associated businesses                                                     3,493                2,821
   Other investments                                                        23,515                6,074
Deferred income taxes recoverable                                           10,677                5,056
Fixed assets, less accumulated depreciation (note 5)                       315,541              392,840
Goodwill, intangible and other assets (note 6)                             240,823              309,359
                                                                          --------             --------
                                                                          $823,115             $958,252
                                                                          ========             ========
LIABILITIES
Current liabilities
   Accounts payable and accrued liabilities                               $124,756             $124,670
   Income taxes payable                                                                             294
   Deferred revenue                                                         61,939               37,480
   Current liability for workforce reduction (note 9)                       23,155               23,206
   Long-term debt due within one year (note 7)                               7,785                   --
                                                                          --------             --------
                                                                           217,635              188,050
Long-term debt (note 7)                                                    179,491              321,827

Non-current liability for workforce reduction (note 9)                      66,725               41,725
Deferred income taxes                                                           --                   --
                                                                          --------             --------
                                                                           463,851              551,602
                                                                          --------             --------
SHAREHOLDERS' EQUITY
Capital stock (note 8)                                                     441,743              443,426
Deficit                                                                    (82,364)             (36,583)
Equity adjustment from foreign currency translation                           (115)                (193)
                                                                          --------             --------
                                                                           359,264              406,650
                                                                          --------             --------
                                                                          $823,115             $958,252
                                                                          ========             ========


Commitments and contingencies (note 15)

CONSOLIDATED STATEMENTS OF INCOME



                                                                             Nine Months
                                                        Year Ended              Ended
                                                        December 31,         September 30,
(thousands of Canadian dollars)                             1995                 1996
                                                          --------             --------
                                                                              (unaudited)
REVENUE FROM OPERATIONS
   Newspapers                                           $  846,262            $  655,379
   Business communications                                 176,083               145,196
                                                        ----------            ----------
                                                         1,022,345               800,575
                                                        ----------            ----------
COST OF OPERATIONS
   Operating expenses                                      909,808               719,814
   Depreciation                                             35,655                27,433
   Amortization of goodwill and circulation                  8,319                 6,916
   Interest (note 7)                                         9,152                 8,770
                                                        ----------            ----------
                                                           962,934               762,933
                                                        ----------            ----------
INCOME BEFORE SPECIAL CHARGES AND INCOME TAX                59,411                37,642
   Special charges (note 9)                               (120,000)               38,663
                                                        ----------            ----------
(LOSS) INCOME BEFORE INCOME TAXES                          (60,589)               76,305
   Income taxes (recoverable) (note 10)                    (21,693)               19,123
                                                        ----------            ----------
(LOSS) INCOME FROM CONTINUING OPERATIONS                   (38,896)               57,182
   Loss from discontinued
       operations (note 11)                                (14,526)                    -
                                                        ----------            ----------
NET (LOSS) INCOME                                       $  (53,422)            $  57,182
                                                        ==========            ==========
(LOSS) INCOME PER COMMON SHARE
   From continuing operations                           $     (.51)                  .75
   Discontinued operations                                    (.19)                    -
                                                        ----------            ----------
   Net (loss) income                                         $(.70)                  .75
                                                        ==========            ==========
   Average number of common shares
       outstanding (note 8)                             76,251,719            76,005,342
                                                        ==========            ==========


CONSOLIDATED STATEMENTS OF DEFICIT


                                                                             Nine Months
                                                        Year Ended              Ended
                                                        December 31,         September 30,
(thousands of dollars)                                      1995                 1996
                                                          --------             --------
                                                                              (unaudited)
BALANCE at beginning of period                          $   (9,400)          $  (82,364)
   Net (loss) income                                       (53,422)              57,182
                                                        ----------           ----------
                                                           (62,822)             (25,182)
                                                        ----------           ----------
   Deduct
   Dividends on common shares
      Cash - 1996 $.20 per share                            15,215               11,401
             1995 $.15 per share
      Stock - 603 shares                                         8                    -
                                                        ----------           ----------
                                                            15,223               11,401
                                                        ----------           ----------
   Premium on redemption of common shares
      for cancellation (note 8)                              4,319                    -
                                                        ----------           ----------
BALANCE at end of period                                $  (82,364)          $  (36,583)
                                                        ==========           ==========

CONSOLIDATED STATEMENTS OF
CHANGES IN FINANCIAL POSITION



                                                                                         Nine Months
                                                                    Year Ended              Ended
                                                                    December 31,         September 30,
(thousands of Canadian dollars)                                         1995                 1996
                                                                      --------             --------
                                                                                          (unaudited)
CASH PROVIDED FROM (USED FOR):
OPERATIONS
   (Loss) income from continuing operations                         $  (38,896)           $ 57,182
   Add items not affecting cash:
   Depreciation                                                         35,655              29,433
   Amortization                                                          8,442               6,996
   Deferred income taxes                                               (27,634)              5,600
   Loss on sale of fixed assets and investments                            113                  --
   Special charges                                                     120,000             (38,634)
                                                                   -----------            --------
   Cash flow from operations                                            97,680              58,577
   (Used for) Provided from non-cash working capital,
       exclusive of payments related to workforce
       downsizing (note 13)                                            (14,483)             28,135
                                                                   -----------            --------
   Payments related to workforce
       downsizing (note 9)                                             (34,330)            (24,949)
                                                                   -----------            --------
                                                                        48,867              61,763
                                                                   -----------            --------
FINANCING ACTIVITIES
   Shares (redeemed) issued, net                                        (7,068)              1,683
   Dividends paid                                                      (15,215)            (11,401)
   Payment under contingent
       value obligation (note 8)                                       (19,697)                 --
   Increase in long-term debt                                           62,776             134,551
                                                                   -----------            --------
                                                                        20,796            (124,833
                                                                   -----------            --------
INVESTMENT ACTIVITIES
   Additions to fixed assets                                          (104,766)            (93,711)
   Acquisition of subsidiaries (note 14)                                (9,212)           (136,349)
   Investments acquired                                                 (1,183)             (3,358)
   Increase in other assets                                               (261)                (81)
   Payments from employee stock purchase plans                             857                 564
   Proceeds from sale of fixed assets
       and investments                                                  13,570             104,132
   Dividends from associated businesses                                    200                 135
                                                                   -----------            --------
                                                                      (100,795)           (128,668)
                                                                   -----------            --------
CASH (USED IN) PROVIDED FROM CONTINUING OPERATIONS                     (31,132)             57,928
CASH PROVIDED FROM DISCONTINUED OPERATIONS (note 11)                    40,706                  --
CASH, BEGINNING OF PERIOD                                                2,358              11,932
                                                                   -----------           ---------
CASH, END OF PERIOD                                                $    11,932           $  69,860
                                                                   ===========           =========

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Tabulated dollars in thousands)


1.   SIGNIFICANT ACCOUNTING POLICIES

     The principal accounting policies followed by Southam Inc. and subsidiary companies are summarized hereunder. All policies conform to Canadian generally accepted accounting principles and have been consistently applied.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of all subsidiaries. The results of operations of subsidiaries are included in the consolidated financial statements from the dates of acquisition of control.

TRANSLATION OF FOREIGN SUBSIDIARIES' FINANCIAL STATEMENTS

     The financial statements of foreign subsidiaries, all of which are self-sustaining, are translated using the current rate method whereby assets and liabilities are translated at year-end exchange rates and revenues and expenses at average exchange rates for the year. Adjustments arising from the translation of the financial statements are deferred and included in a separate component of shareholders' equity.

INVENTORIES

     Materials and supplies included in inventories are valued at the lower of cost and replacement cost. Work in process is valued at the lower of cost and net realizable value and includes the cost of raw materials, direct labour and manufacturing overhead expenses. Retail merchandise is valued at the lower of cost and net realizable value less normal profit margin.

FIXED ASSETS

     Land, buildings, machinery and equipment and leasehold improvements are stated at cost. The cost of major fixed assets acquired, constructed or developed over time includes costs related to interest and preproduction prior to the asset being substantially complete and ready for use. Depreciation is provided primarily on a straight line basis, using rates of 2 1/2 per cent per annum for buildings and 4 to 20 per cent per annum for machinery and equipment. Leasehold improvements are amortized over the term of the applicable lease. Capitalized preproduction costs are amortized over terms of up to 5 years from the date the asset is substantially complete and ready for use.

GOODWILL AND INTANGIBLE ASSETS

     The excess cost of acquiring businesses over the value assigned to identifiable assets acquired is allocated first to intangible assets, mainly newspaper circulation, and then to goodwill.

     Purchased goodwill is recorded as an asset to be systematically amortized by charges to earnings over periods not to exceed 40 years. The amount assigned to newspaper circulation is amortized over 40 years. Unamortized amounts related to goodwill and circulation will be written down in the event that estimated undiscounted future net cash flows are less than the net carrying values.

PENSION COSTS

     Pension costs related to current service are charged to income for the period during which the services are rendered. This cost reflects management's best estimates of the pension plans' expected investment yields, salary escalations, mortality of members, terminations and the ages at which members will retire. Adjustments arising from plan amendments, experience gains and losses and changes in assumptions are being amortized over the expected average remaining service life of employees.

2.   SEGMENTED INFORMATION

     Additional industry and geographic segmented information is set out under the heading Segmented Information and forms part of these consolidated financial statements. The industry and geographic segments for the company and its principal wholly owned subsidiaries are as follows:

INDUSTRY                        CORPORATE ENTITY                   GEOGRAPHIC LOCATION
--------                        ----------------                   -------------------
Newspapers                      Southam Inc.                       Canada
Business communications         Southam Inc.                       Canada-United States
Book retailing (note 11)        Coles Book Stores Limited          Canada
Graphics (note 11)              Dittler Brothers, Incorporated     United States



3.   INVENTORIES

                                              1995
                                            -------
Materials and supplies                      $23,851
Work in process
Retail merchandise
                                            -------
                                            $23,851
                                            =======


4.   INVESTMENTS

ASSOCIATED BUSINESSES

                                              1995
                                             ------
Carrying value of investments
   at beginning of year                      $2,538
Equity in earnings                              140
Dividends received                             (200)
Investments, dispositions
   & reclassifications                        1,015
                                             ------
Carrying value of investments
   at end of year                            $3,493
                                             ======


OTHER INVESTMENTS

     Other investments includes an amount of $18,016,000 at December 31, 1995 representing the value of minority interests and notes receivable taken back in connection with the sale of discontinued operations (note 11). Interest income of $1,080,000 related to these notes is netted against interest expense.

     Investments in associated businesses are accounted for on the equity basis and other investments are accounted for on the cost basis.


5.   FIXED ASSETS

                                             1995
                                           --------
Cost:
Land                                        $34,017
Buildings                                   164,266
Machinery and equipment                     470,286
Leasehold improvements                        1,950
                                           --------
                                            670,519
                                           --------
Less accumulated
   depreciation:
Buildings                                    63,405
Machinery and equipment                     290,784
Leasehold improvements                          789
                                           --------
                                            354,978
                                           --------
Net book value                             $315,541
                                           ========


     The company capitalized interest in 1995 amounting to $1,249,000 related to the construction and equipping of major production facilities for its newspapers. The net carrying amount of these projects at December 31, 1995 for which depreciation had not commenced was $45,868,000.


6.   GOODWILL, INTANGIBLE AND OTHER ASSETS

                                             1995
                                           --------
Goodwill, at
   amortized value                         $197,611
Newspaper circulation,
   at amortized value                        41,058
Other                                         2,154
                                           --------
                                           $240,823
                                           ========


7.   LONG-TERM DEBT

                                             1995
                                           --------
Short-term promissory notes at
variable rates of interest (a) (d)
   Cdn. averaging 6.5%                      $41,500
   U.S. averaging 6.0%                       13,776
Notes
   Maturing 1995, at 8.3% (a) (c)             7,000
   Maturing 2000, at 7.90%                   50,000
   Maturing 2005, at 8.47%                   75,000
                                           --------
                                            187,276
Less amounts included
  in current liabilities                      7,785
                                           --------
                                           $179,491
                                           ========

(a) The company's $200 million credit facilities with banks provide committed lines of credit to July 31, 1996. A term loan option provides for repayments in 1996 through 1998 as disclosed in (b) below. The amount of the credit facility not borrowed at December 31, 1995 was $198 million. The credit facilities are used primarily to support short-term promissory note issuance and for general corporate purposes.

(b) Under the term loan option described in (a) above, the long-term debt repayments including the term portion of the credit facility are: 1996 -- $7,785,000; 1997 -- $31,138,000; 1998 -- $20,759,000.

(c) The registered holder of a $7,000,000 note due December 15, 1995 was unable to redeem it at maturity due to a dispute between it, its Canadian parent and its U.S. subsidiary over legal title. The parties are involved in bankruptcy proceedings in their respective jurisdictions. The note will be redeemed when the issue of legal title is resolved. Interest is not payable after the maturity date.

(d) The company has converted a portion of its variable rate interest exposure to fixed rate. The company entered into a ten year $25,000,000 fixed rate interest swap at 8.7%, maturing May, 2004. A 20 month $25,000,000 fixed rate interest swap at 6.2%, matured December, 1995. The company pays interest at the fixed rate and it receives interest based on the three month bankers acceptance rate, which is reset quarterly, on the nominal principal.

     Interest expense related to continuing operations is comprised as set out below. In addition, interest expense allocated to discontinued operations is comprised as set out below. In addition, interest expense allocated to discontinued operations in the year amounted to $260,000.



                                 1995
                               -------
Long-term debt                 $10,232
Other income                    (1,080)
                               -------
                               $ 9,152
                               =======


8.   CAPITAL STOCK

     The authorized share capital of the company is an unlimited number of common shares.


COMMON SHARES

     The issue or transfer of the company's shares to non-Canadian persons or corporations is restricted to a maximum of 25 per cent of the number of shares outstanding. This restriction ensures that the company will continue to have Canadian status so that advertisers may deduct, for income tax purposes, the cost of advertising in any of its publications.

SUMMARY OF COMMON SHARE TRANSACTIONS


Common shares:                                  1995
--------------                       -----------------------
                                       Shares        Amount
                                     ----------     --------
Issued at January 1                  76,443,066     $464,181
Stock dividends (a)                         603            8
Employee stock investment plans
Executive stock option plan (b)          34,400          435
                                     ----------     --------
                                     76,478,069      464,624

Less:
Shares purchased
  for cancellation (c)                  524,200        3,184
Payment under contingent
  value obligation (d)                                19,697
                                     ----------     --------
Issued at December 31                75,953,869     $441,743
                                     ==========     ========
Average number of common
  shares outstanding                 76,251,719
                                     ==========

(a) During the second quarter of 1995 the company terminated the stock dividend program by which shareholders could elect to receive dividends in shares.

(b) Under the company's executive stock option plan, the principal terms of which are described below, options for 34,400 shares at a price of $12.63 per share were exercised.

(c) The company repurchased 524,200 common shares for a cash consideration of $7,503,000. The excess purchase price over the average carrying value of the shares, which amounted to $4,319,000, was charged to deficit.

(d) In connection with the acquisition of a subsidiary in 1990, the company committed under a contingent value obligation to the payment in November, 1995 of an amount equal to 1.1 million times the excess, if any, of $32 over the market price of the company's shares at a specified earlier date in 1995. An amount of $19,697,000 was paid pursuant to the contingent value obligation, which has been recorded as a reduction in capital stock.

     Under the company's employee share purchase plan, employees may subscribe for common shares to be paid through payroll deductions over two-year periods at a purchase price which is the lower of the market price on the entry date or the market price at the end of the payment period. At December 31, outstanding employee subscriptions were as follows:

                                   1995
                        -----------------------
Maturity                April, 1997  July, 1996
--------                -----------  ----------
Subscription price          $ 15.11     $ 17.17
Number of shares             39,432      71,042


     On February 8, 1995 the Board of Directors approved amendments to the Executive Share Purchase Plan to convert it into a stock option plan. Under the Stock Option Plan, eligible employees may be granted options to acquire common shares of the company at a price which is not less than the weighted average trading price on The Toronto Stock Exchange for the three days prior to the date of the grant. The maximum number of common shares which may be available for award is 3,800,000.

     Participants may exercise, on or after the first anniversary of the date of grant up to 25% of the common shares subject to option and a further 25%, on a cumulative basis, on or after each of the second, third and fourth anniversaries. Shares must be paid for in full on exercise of an option. Options may be immediately and fully exercisable on retirement, may be exercised in part upon termination of employment otherwise than for cause, are not assignable and expire six years after the date of grant.

     The effective date of outstanding stock option grants, the maximum number of shares which may be exercised under the grant and the exercise price, as at December 31, 1995, are as follows:

                                   Number of     Exercise
Effective Date of Grant             Shares        Price
-----------------------            ---------     -------
December 20, 1993                    351,000      $17.31
March 14, 1994                       213,000      $18.29
February 9, 1995                     343,300      $12.63
May 1, 1995                           60,000      $15.28
May 15, 1995                          15,000      $15.31
September 1, 1995                     20,000      $13.66
                                   ---------
                                   1,002,300
                                   =========

9.   SPECIAL CHARGES

     Special charges are comprised as follows:


                                                    1995
                                                  --------
Provision for workforce reduction                 $ 80,000
Write down of carrying value of fixed assets        30,000
Other                                               10,000
                                                  --------
                                                  $120,000
                                                  ========

     During the year the company established a plan to reduce manpower costs in its newspaper operations, under which a total of 700 full-time-equivalent positions are expected to be eliminated. Included in special charges is an amount of $80,000,000 representing the estimated cost of this workforce reduction plan.

     The company is making major investments to upgrade certain of its production facilities which will involve the sale of existing facilities. Included in special charges is an amount of $30,000,000 to reduce the carrying amount of fixed assets to their net recoverable amount.

     Other special charges of $10,000,000 includes the write down in the carrying value of investments and other non-recurring costs.

     Payments related to workforce downsizing of $34,330,000 in 1995 are associated with a previous downsizing program.

10.  INCOME TAXES (RECOVERABLE)

                                1995
                              --------
Current                       $  5,941
Deferred                       (27,634)
                              --------
INCOME TAXES                  $(21,693)
                              ========


     The following table reconciles the statutory federal and provincial income tax rate to the consolidated effective tax rate on the income before income taxes.

                                                1995
                                              --------
Loss before income taxes                      $(60,589)
                                              --------
Recovery of income taxes based on
   combined basic Canadian federal
   and provincial income
   tax rate of 44.9%                          $(27,204)

Adjustment to taxes resulting from:
Manufacturing and processing
   profits deduction                             5,224
Non-deductibility of amortization
   of goodwill                                   2,091
Benefit of lower United States
   tax rates and previously
   unrecognized U. S. tax
   loss carryforwards                           (3,307)
Other                                            1,503
                                              --------
                                              $(21,693)
                                              ========
Effective income tax rate                        35.8%
                                              ========



     At December 31, 1995, for income tax purposes, the company has U.S. net operating loss carryforwards of approximately $34,000,000 which expire between 2005 and 2007. The potential benefit of utilizing these loss carryforwards has not been recognized in these consolidated financial statements.

11.  DISCONTINUED OPERATIONS

     On April 11, 1995 the company completed the sale of Coles Book Stores Limited, its book retailing segment. Accordingly this segment has been treated as a discontinued operation and the Consolidated Statements of Income and Consolidated Statements of Changes in Financial Position for 1995 segregate the results of operations and changes in financial position related thereto.

     Additional information related to the book retailing segment is as follows:

                                                     1995
                                                   --------
Revenue from operations                            $ 47,449
                                                   --------
Operating loss
   before income taxes                               (3,404)
Income taxes recoverable                             (1,341)
                                                   --------
Operating loss                                       (2,063)
Loss on disposition (taxes - nil)                      (463)
                                                   --------
Loss from discontinued operations                  $ (2,526)
                                                   ========

     In 1991 the company approved a formal plan to divest its graphics operations and this segment was treated as a discontinued operation in that year. A provision for loss on disposition was recorded in 1991 and an additional provision was recorded in 1992. These provisions included estimated results of operations of unsold graphics businesses between the date of the formal plan to divest and the estimated disposal dates. Subsequent operating results were recorded against the provisions. In 1995, the last significant graphics property, Dittler Brothers Incorporated, a printing company headquartered in Atlanta, Georgia, was sold. Proceeds were less than the company's carrying value and the loss from discontinued operations in 1995 includes a loss of $12,000,000 related to the sale of Dittler as well as an adjustment of the carrying value of other residual graphics assets and liabilities. Revenues of the graphics operations amounted to $94,039,000 in 1995.

     The loss from discontinued operations included in the Consolidated Statements of Income for 1995 of $14,526,000 is composed of a loss of $2,526,000 related to book retailing and a loss of $12,000,000 from graphics. These results include an allocation of interest expense relative to assets employed (note 7).

     Changes in financial position related to discontinued operations are summarized below:

                                                1995
                                             ---------
OPERATIONS
Operating income (loss) related
   to discontinued operations:
Book retailing                                $ (2,063)
Graphics                                         2,684
                                              --------
                                                   621
Add (deduct) items not affecting cash:
   Depreciation                                  5,661
   Amortization                                    222
   Gain on sale of fixed assets
      and investments
                                              --------
Cash flow from operations                        6,504
Used for non-cash working capital              (34,462)
                                              --------
                                               (27,958)
                                              --------
INVESTMENT ACTIVITIES
Additions to fixed assets                       (6,668)

Proceeds from sale of fixed
   assets and investments,
   net of disposition costs                     75,332
                                              --------
                                                68,664
                                              --------
Cash provided from
   discontinued operations                    $ 40,706
                                              ========

12.  PENSION PLANS

     The company's defined benefit pension plans are contributory plans that provide benefits based on length of service and final average earnings. The company has an obligation to ensure there are sufficient funds in the plans to pay the benefits earned. A retirement allowance arrangement applicable to certain full-time management level employees provides additional pension benefits which the company does not pre-fund. The company also contributes to various union sponsored multi-employer pension plans. The only obligation of the company pertains to the remittance of required employer annual contributions.

     The status of the defined benefit pension plans and retirement allowance arrangement at December 31 is as follows:

                                              1995
                                            --------
Market value of assets                      $462,865
Projected benefit obligation                 447,034
                                            --------
Surplus of funded plans                     $ 15,831
                                            ========
Projected benefit obligation of
   retirement allowance arrangement         $ 17,079
                                            ========


     The components of pension expense are as follows:

                                              1995
                                            --------
Defined benefit plans and retirement
   allowance arrangement                    $  8,427
Employer contributions to
   multi-employer plans                        2,891
                                            --------
Pension expense                             $ 11,318
                                            ========


13.  WORKING CAPITAL CHANGES

     Cash provided from (used for) changes in non-cash working capital, exclusive of payments related to workforce downsizing, is as follows:

                                              1995
                                            --------
Accounts receivable                           $1,946
Inventories                                   (9,970)
Prepaid expenses                              (1,153)
Accounts payable and
   accrued liabilities                        (5,265)
Income taxes                                  (4,087)
Deferred revenue                               4,046
                                            --------
Cash (used for) non-cash
   working capital                          $(14,483)
                                            ========


14.  ACQUISITION OF SUBSIDIARIES

     The company acquired, during the years noted, the following businesses which were accounted for using the purchase method, whereby operating results are included from the date of acquisition.


1995

BUSINESS COMMUNICATIONS

- In the first quarter, the shares of a company producing 18 consumer shows in the western United States.

- In the second quarter, the assets of five consumer shows in Ottawa, Ontario, one consumer and two trade shows in Toronto, Ontario and one consumer show in Buffalo, New York.

- In the third quarter, the shares of a company producing a consumer show in Winnipeg, Manitoba.

- In the fourth quarter, the shares of a company producing three trade shows in Alberta and one trade show in Toronto, Ontario and the assets of a travel directory business in the United States.

                                              1995
                                            --------
Non-cash assets acquired:
Working capital                             $   (373)
Fixed assets                                     192
Goodwill                                       9,393
                                            --------
Net non-cash assets acquired                   9,212
Cash assumed                                     164
                                            --------
Net assets acquired at
   fair value for cash                      $  9,376
                                            ========


15.  COMMITMENTS AND CONTINGENCIES

(a) The company has obligations under long-term operating leases extending for various periods to the year 2017. The minimum aggregate payments in each of the next five years are

     1996 -- $7,213,000, 1997 -- $5,442,000, 1998 -- $4,078,000, 1999 --
     $3,093,000, 2000 -- $2,219,000 and $20,702,000 thereafter.

(b) The company is in the process of constructing and equipping production facilities for certain of its newspapers. The company has contracted for, or intends to contract for, a total of $200,000,000 over the period 1996 to 1998 in connection with completion of these projects.

(c) At December 31, 1995, the company had $49 million U.S. of forward exchange contracts outstanding in connection with its strategy of hedging currency exposure on its United States assets. These contracts have been marked to market at December 31, 1995 and the unrealized gain of $52,000 is reflected within Equity adjustments from foreign currency translation on the Consolidated Balance Sheets.

(d) In 1991, the Director of Investigation and Research applied to the Competition Tribunal for orders directing the company to dispose of certain newspaper properties, published in Vancouver and the Lower Mainland area of British Columbia, which were acquired by the company in 1990. The Competition Tribunal accepted the Director's application in part, and concluded that competition had been lessened in the market for residential real estate advertising services in Vancouver's North Shore. The Tribunal ordered the company to dispose of either the North Shore News or The Real Estate Weekly. In August 1995, the Federal Court of Appeal confirmed this order. It also ordered a rehearing by the Tribunal of the part of the case involving the Vancouver Courier and the North Shore News, relating to competition in the supply of print advertising services to Vancouver retailers. The company has been granted leave to appeal the decisions of the Federal Court of Appeal to the Supreme Court of Canada. The Federal Court of Appeal's rehearing order and divestiture ruling have been stayed. The company is unable to assess at this time the economic impact, if any, that would result from a final divestiture order.

(e) A number of libel and other legal actions against the company are outstanding. The company believes there are valid defenses to these proceedings or sufficient insurance to protect it from material loss.


16. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
    (GAAP)

General

    The following represents additional information to the Consolidated Financial Statements of the Company that were prepared in accordance with Canadian GAAP. Set out below are the material adjustments (net of deferred taxes where applicable) to net income for the year ended December 31, 1995 and the nine months ended September 30, 1996 and shareholders' equity as at December 31, 1995 and as at September 30, 1996 which would need to be made in order to conform to accounting principles generally accepted in the United States.

NET INCOME

                                                                                       Nine Months
                                                                   Year Ended             Ended
                                                                  December 31,         September 30,
                                                                      1995                 1996
                                                                    --------             --------
                                                                                        (unaudited)
NET INCOME (LOSS) FOR THE PERIOD BASED ON CANADIAN GAAP              $(53,422)           $57,182
Preproduction costs (a) ..................................                668                 --
Adjustment to income taxes (b) ...........................              1,642                 --
Postretirement benefits other than pensions (c) ..........             (3,414)            (2,560)
                                                                     --------            -------
NET INCOME (LOSS) FOR THE PERIOD BASED ON U.S. GAAP ......           $(54,526)           $54,622
                                                                     ========            =======


SHAREHOLDERS' EQUITY

                                                                  December 31,         September 30,
                                                                      1995                 1996
                                                                    --------             --------
                                                                                        (unaudited)
SHAREHOLDERS' EQUITY BASED ON CANADIAN GAAP ..............           $359,264             $406,650
Income taxes (b) .........................................              4,031                4,031
Postretirement benefits other than pensions (c) ..........             (3,414)              (5,974)
                                                                     --------             --------
SHAREHOLDERS' EQUITY BASED ON U.S. GAAP ..................           $359,881             $404,707
                                                                     ========             ========

        The areas of material difference between Canadian and U.S. GAAP and their impact on the consolidated financial statements of the Company are set out below.

(a)  Preproduction Costs

     The deferral of preproduction costs is not permitted under U.S. GAAP.

(b)  Income Taxes

     The deferral method of providing for income taxes is used under Canadian GAAP. Under U.S. GAAP, the asset and liability method of accounting for income taxes must be used.

(c)  Postretirement and postemployment benefits other than pensions

     US GAAP requires that an employer's obligation for postretirement and postemployment benefits expected to be provided to or for an employee be fully accrued by the date that the employee attains full eligibility for all of the benefits. Under Canadian GAAP, such benefits can be expensed as paid.

(d)  Earnings per share


                                                                                             Nine Months
                                                                        Year Ended              Ended
                                                                        December 31,         September 30,
                                                                            1995                 1996
                                                                          --------             --------
                                                                                              (unaudited)
Net income (loss) per common share and common equivalent share:            $(0.71)               $0.71

     Earnings per share amounts in accordance with U.S. GAAP are based on U.S. GAAP net earnings. Earnings per common share and common equivalent share were computed by dividing net earnings by the weighted average number of shares of common stock and common stock equivalents outstanding during the year, computed by application of the treasury stock method. Canadian GAAP includes common stock equivalents in the earnings per share calculation only if dilutive. Common equivalent shares are shares issued under the Executive Share Purchase Plan.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


        The following sets forth unaudited pro forma financial information for Hollinger International Inc. and subsidiaries as of and for the periods noted. The pro forma condensed consolidated balance sheet as of September 30, 1996 and the pro forma condensed consolidated statements of operations for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 reflect (1) (y) the acquisition of an additional 10.4% of outstanding common shares of Southam in the fourth quarter of 1996 and (z) the consolidation of historical International Group operations (which includes 40.3% of Southam and 100% of The Telegraph), (2) the consolidation of historical Southam operations less the pro forma activity for discontinued operations of the Southam Show group and the Construction Data group which were sold in the third and fourth quarters of 1996, respectively plus (a) the acquisition of seven newspapers in Ontario, Canada and (b) pro forma activity for Southam's fourth quarter 1996 acquisition of seven additional newspapers in eastern Canada and (3) the sale of the 19.9% interest in Fairfax (the sale of the remaining 4.9% interest held by a subsidiary of the Company is treated as a contingent sale for United States accounting purposes). The above transactions have been reflected in the pro forma condensed consolidated balance sheet as of September 30, 1996 assuming that the transactions had been consummated as of that date and the pro forma condensed consolidated statements of operations for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 assuming the transactions had been consummated as of January 1, 1995.

                                           HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES
                                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         SEPTEMBER 30, 1996
                                                           (IN THOUSANDS)
                                                            (UNAUDITED)



                                                                                       PRO FORMA ADJUSTMENTS
                                            HOLLINGER             PRO FORMA       -----------------------------       PRO FORMA
                                     INTERNATIONAL  INC. (a)     SOUTHAM (b)          DEBIT           CREDIT             TOTAL
                                     -----------------------     -----------      ------------   --------------      ------------
Current assets:
  Cash and cash equivalents                    $      94,768         80,275       341,300  (c)      51,517  (d)         123,526
                                                                                                   341,300  (f)
  Accounts receivable, net                           146,925        108,194                                             255,119
  Inventories                                         18,608         12,947                                              31,555
  Other current assets                                17,995          8,954           900  (d)                           27,849
                                               -------------     ----------                                          ----------
     Total current assets                            278,296        210,370                                             438,049
Investments in affiliates, at equity                 753,830          2,071         4,958  (d)      50,553  (e)         459,459
                                                                                                   250,847  (c)
Property, plant and equipment, net                   190,799        303,206                                             494,005
Intangible assets, net                               874,304        272,230       112,514  (d)     220,191  (e)       1,038,857
Other assets                                         500,932          8,172                                             509,104
                                               -------------     ----------                                          ----------
                                               $   2,598,161        796,049                                           2,939,474
                                               =============     ==========                                          ==========

Current liabilities:
  Bank indebtedness                            $     587,328              0       341,300  (f)     66,855  (d)          312,883
  Current installments of long term debt              34,826              0                                              34,826
  Accounts payable                                    34,813         92,604                                             127,417
  Accrued expenses                                    87,949         16,814                                             104,763
  Income taxes payable                                 9,364          7,604                                              16,968
  Deferred revenue                                    28,137         26,627                                              54,764
  Due to Hollinger Inc.                               (1,095)             0                                              (1,095)
                                               -------------     ----------                                          ----------
     Total current liabilities                       781,322        143,649                                             650,526
Long term debt, less current installment             371,908        300,765                                             672,673
Deferred income taxes                                 75,564              0        20,636  (c)                           54,928
Capital lease obligations                             12,730              0                                              12,730
Other liabilities                                     21,621         31,736                                              53,357
                                               -------------     ----------                                          ----------
Total liabilities                                  1,263,145        476,150                                           1,444,214
                                               -------------     ----------                                          ----------
Minority interest                                          0              0                        49,155  (e)           49,155
                                               -------------     ----------                                          ----------
Redeemable preference shares of DTH and FDTH         527,246              0                                             527,246
                                               -------------     ----------                                          ----------
Series A Redeemable Stock                             79,612              0                                              79,612
                                               -------------     ----------                                          ----------

Stockholders' Equity                                 728,158        319,899       319,899  (e)    111,089  (c)          839,247
                                               -------------     ----------                                          ----------
                                               $   2,598,161        796,049                                           2,939,474
                                               =============     ==========                                          ==========


                                           HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES
                                      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                           (IN THOUSANDS)
                                                            (UNAUDITED)



                                                                                       PRO FORMA ADJUSTMENTS
                                            HOLLINGER             PRO FORMA       -----------------------------       PRO FORMA
                                     INTERNATIONAL  INC. (a)     SOUTHAM (b)          DEBIT           CREDIT             TOTAL
                                     -----------------------     -----------      ------------   --------------      ------------
Operating revenues                             $     774,782        564,564                                            1,339,346
Operating costs and expenses                         679,225        498,881                                            1,178,106
Depreciation and amortization                         39,320         25,464         2,109  (g)                            71,894
                                                                                    5,001  (o)
                                               -------------       --------                                           ----------
Operating income                                      56,237         40,219                                               89,346
Other income (expense):
  Interest expense, net                              (48,007)        (7,491)        2,160  (h)      20,191  (k)          (65,327)
                                                                                   22,351  (p)
                                                                                    5,509  (q)
  Equity in earnings of affiliates                    20,254              0        20,910  (i)       9,246  (r)            4,366
                                                                                    3,995  (j)
                                                                                      229  (o)
  Other income, net                                    6,926              0                                                6,926
                                               -------------       --------                                           ----------
Earnings before income taxes,
  extraordinary item, and minority interest           35,410         32,728                                               35,311
Income taxes                                          14,673         13,654                          3,641  (l)           24,686
                                               -------------       --------                                           ----------
Earnings before extraordinary item
  and minority interest                               20,737         19,074                                               10,625
Extraordinary item                                    (2,150)             0                                               (2,150)
                                               -------------       --------                                           ----------
Earnings before minority interest                     18,587         19,074                                                8,475
Minority interest                                     12,770              0         9,403  (m)       3,537  (u)           18,636
                                               -------------       --------                                           ----------
Net earnings (loss)                            $       5,817         19,074                                              (10,161)
                                               =============       ========                                           ==========


                                           HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES
                                      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                               TWELVE MONTHS ENDED DECEMBER 31, 1995
                                                           (IN THOUSANDS)
                                                            (UNAUDITED)



                                                                                       PRO FORMA ADJUSTMENTS
                                            HOLLINGER             PRO FORMA       -----------------------------       PRO FORMA
                                     INTERNATIONAL  INC. (a)     SOUTHAM (b)          DEBIT           CREDIT             TOTAL
                                     -----------------------     -----------      ------------   --------------      ------------
Operating revenues                             $     964,967        725,532                                            1,690,499
Operating costs and expenses                         857,091        632,086                                            1,489,177
Depreciation and amortization                         52,388         33,352         2,813  (g)                            97,182
                                                                                    8,629  (o)
Restructuring charge                                       0         87,420                                               87,420
                                               -------------       --------                                           ----------
Operating income                                      55,488        (27,326)                                              16,720
Other income (expense):
  Interest expense, net                              (38,599)        (8,105)        2,881  (h)      35,076  (k)          (80,208)
                                                                                      900  (n)
                                                                                   15,263  (q)
                                                                                    3,300  (s)
                                                                                   37,236  (p)
                                                                                    9,000  (t)
  Equity in earnings of affiliates                    16,449              0        19,789  (j)      22,974  (i)            7,323
                                                                                   12,006  (r)
                                                                                      305  (o)
  Other income, net                                   13,609         56,669                        111,089  (c)          181,367
                                               -------------       --------                                           ----------
Earnings before income taxes
  and minority interest                               46,947         21,238                                              125,202
Income taxes                                          18,108          1,131                         18,282  (l)              957
                                               -------------       --------                                           ----------
Earnings before minority interest                     28,839         20,107                                              124,244
Minority interest                                     22,637              0         9,913  (m)      13,256  (u)           19,294
                                               -------------       --------                                           ----------
Net earnings                                   $       6,202         20,107                                              104,950
                                               =============       ========                                           ==========


                 HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

The pro forma adjustments reflect the following:

 (a)  Represents Hollinger International Inc.'s historical operations.

 (b) Represents Southam's historical operations as adjusted to reflect the acquisitions of a total of 14 newspapers and the discontinuance and sale of Southam's Show group and Construction Data group and the associated financing of approximately $88.6 million. Southam intends to apply a significant portion of its cash balances to debt reduction.

 (c) Represents the sale and the gain on sale of a 19.9% investment in Fairfax. For financial reporting purposes, the sale of 12.0% of this investment was recorded as a 1996 transaction, and 7.9% will be recorded as a 1997 transaction. The remaining 4.9% interest in Fairfax is treated as a contingent sale.

 (d) Represents the acquisition of the additional 10.4% interest in Southam, the funds borrowed to fund the acquisition, and the financing fees incurred for the bank credit facilities used to finance the acquisition.

 (e) Represents the elimination of the Company's 50.7% ownership interest in consolidating Southam and the related purchase accounting adjustment.

 (f) Represents the repayment of bank debt from the sale of a 19.9% investment in Fairfax.

 (g) Represents the amortization of the intangible assets arising on the acquisition of the additional 10.4% interest in Southam amortized on a straight line basis over 40 years.

 (h) Represents interest expense on the funds borrowed to fund the acquisition of the additional 10.4% interest in Southam.

 (i)  Represents the elimination of the equity earnings of Southam.

 (j)  Represents the elimination of the equity earnings of Fairfax.

 (k) Represents the elimination of interest expense resulting from the proceeds of the $341.3 million from the sale of Fairfax used to pay down bank indebtedness.

 (l)  Represents the tax effect of the pro forma adjustments.

 (m)  Represents the minority stockholders' interest in Southam's net earnings.

 (n) Represents the amortization of the financing fees incurred on the funds borrowed to fund the additional 10.4% interest in Southam.

 (o) Represents the amortization of the excess purchase price on the acquisition of all of the minority interest shares of The Telegraph. The preliminary allocation of the excess purchase price results in $12.2 million ascribed to the investment in Fairfax and $345.2 million ascribed to intangible assets of The Telegraph, both of which are amortized on a straight line basis over 40 years.

 (p) Represents interest expense on the net funds borrowed to fund the acquisition of Telegraph Minority Shares and repayment of Telegraph bank loans.

 (q) Represents interest expense on the funds borrowed to fund the acquisition of the additional 21.2% Southam interest.

 (r) Represents the additional equity earnings (loss) of Southam, net of the amortization of the underlying intangible assets, as a result of the acquisition of an additional 21.2% interest in Southam.

 (s) Represents amortization of approximately $3.3 million of financing fees over the term of the facility in respect of the bank credit facility used to finance the additional 21.2% shares of Southam.

 (t) Represents amortization of approximately $9.0 million of financing fees over the term of the facility in respect of the bank credit facilities used to finance the acquisition of the Telegraph Minority Shares and to repay the Telegraph bank loans.

 (u) Represents the elimination of the minority stockholders' interest in The Telegraph's net earnings resulting from the acquisition of the Telegraph Minority Shares.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HOLLINGER INTERNATIONAL INC.


                                        By: /s/ KENNETH L. SEROTA
                                            -------------------------
                                            Kenneth L. Serota
                                            Title:  Vice President --
                                                      Law and Finance

Date:  February 24, 1997

                                 EXHIBIT INDEX

  Exhibit No.                        Description
  -----------                        -----------
     23.1                        Consent of KPMG